                                                                    Exhibit 99.b

                             Amendment to By-Laws

                                      of


              NUVEEN NEW YORK QUALITY INCOME MUNICIPAL FUND, INC.

The By-Laws of Nuveen New York Quality Income Municipal Fund, Inc., a Minnesota corporation, (the "Fund"), have been amended by unanimous vote of the Board of Directors at a meeting duly called, convened and held on October 30, 1998, to read as follows:

     WHEREAS, the Fund's By-Laws permit shareholders to cast a vote at any regular or special meeting of shareholders either in person or by proxy; and

     WHEREAS, such proxies are currently returned to the Fund by means of the United States Postal Service or by overnight courier; and

     WHEREAS, the Board now deems it beneficial to include the submission of proxies by telephonic and electronic means.

     NOW, THEREFORE, BE IT RESOLVED, that Section 2.7 of the Fund's By-Laws be amended to include the following at the end of such section:

       The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such Shareholder.

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                             AMENDMENT TO BY-LAWS
                                      of
              NUVEEN NEW YORK QUALITY INCOME MUNICIPAL FUND, INC.

The By-Laws of Nuveen New York Quality Income Municipal Fund, Inc. (the "Fund"), a Minnesota corporation, having been amended, by unanimous vote of the Board of Directors at a meeting duly called, convened and held on November 19, 1997, to read as follows:

RESOLVED, that to eliminate the inconsistency between the Fund's Articles of incorporation and By-Laws with respect to eligibility requirements for Board committees, Section 3.7 be amended in its entirety to read as follows:

         "Section 3.7 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the Board, may designate from its members an Executive Committee, an Audit Committee (whose function shall be to advise the Board as to the selection of and review of the work of the independent public accountants of the Corporation) and any other committee, each such committee to consist of two or more directors and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution."

     FURTHER RESOLVED, that the third sentence of Section 5.1 of the By-Laws of the Fund be amended to delete reference to a seal, and that said sentence, as amended, read as follows:

     "The certificates representing shares of Common Stock shall be signed in the name of the Corporation by the Chairman of the Board, the President, the Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed)."

                             AMENDMENT TO BY-LAWS

                                      OF

              NUVEEN NEW YORK QUALITY INCOME MUNICIPAL FUND, INC.


The By-Laws of Nuveen New York Quality Income Municipal Fund, Inc., a Minnesota corporation, have been amended, by unanimous vote of the Board of Directors at a meeting duly called, convened and held on February 2, 1994, to read as follows:

WHEREAS, the Board of Directors (Trustees) desires to amend the By-laws of the Fund by adding SECTION 5.6(b) AND revising what becomes Section 5.6(c) in order to clarify certain provisions regarding the Board's ability to declare a record date for the payment of dividends or other distributions or allocations.

NOW, THEREFORE, BE IT RESOLVED, that Section 5.6 of the By-Laws of the fund is amended and restated in its entirety to read as follows:

     Section 5.6  Record Date: Certification of Beneficial Owner.

          (a) The directors may fix a date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote, at the meeting.

          (b) The directors (trustees) may fix a date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock (shares).

          (c) In the absence of any such fixed record date, (i) the date for the determination of holders of shares entitled to notice of and entitled to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock (shares) shall be the close of business on the day on which the resolution of the Board of Directors (Trustees) is adopted.

          (d) A resolution approved by the affirmative vote of a majority of the directors (trustees) present may establish a procedure whereby a shareholder may certify in writing to the Corporation (Trust) that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation (Trust) of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

                             AMENDMENT TO BY-LAWS

                                      OF

              NUVEEN NEW YORK QUALITY INCOME MUNICIPAL FUND, INC.


The By-Laws of Nuveen New York Quality Income Municipal Fund, Inc., a Minnesota corporation, have been amended, by unanimous vote of the Board of Directors at a meeting duly called, convened and held on October 19, 1993, to read as follows:

          RESOLVED, that Section 3.1 of the By-Laws is hereby amended by striking the sentences that read: "The Board of Directors shall consist of six persons.", "The Board of Directors shall never be less than one.", and by inserting in their place the following sentence:
          "The number of Directors shall be no greater than twelve and no less than three, and the Board of Directors, by a vote of a majority of the entire Board, may increase or decrease the number of Directors fixed by these By-Laws within the limits specified herein.".

                                    AMENDED
                                    BY-LAWS

                                      OF

              NUVEEN NEW YORK QUALITY INCOME MUNICIPAL FUND, INC.

                                    OFFICES

     Section 1.1 Registered Office. The registered office of the Corporation in the State of Minnesota shall be at The Prentice-Hall Corporation System, Inc., 33 South Sixth Street, Multifoods Tower, Minneapolis, Minnesota 55402, or at such other address as may be fixed by the Board of Directors.

     Section 1.2 Other Offices. The Corporation may have such other offices and places of business within or without the State of Minnesota as the Board of Directors shall determine.

                                 SHAREHOLDERS

     Section 2.1 Place of Meetings. Meetings of the shareholders may be held at such place or places within or without the State of Minnesota as shall be fixed by the Board of Directors and stated in the notice of the meeting.

     Section 2.2 Regular Meeting. Regular meetings of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Directors by resolution shall designate, except as otherwise required by the Minnesota Business Corporation Act or by other applicable law.

     Section 2.3 Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President or two or more directors, and must be called at the written request, stating the purpose or purposes of the meeting, of shareholders entitled to cast at least 10 percent of all the votes entitled to be cast at the meeting.

     Section 2.4 Notice of Meetings. Notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to each shareholder entitled to vote, and each other shareholder entitled to notice of the meeting, not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

     Section 2.5  Quorum and Action.

     (a) The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of shares of Preferred Stock are entitled to elect any of the Corporation's directors by class vote of such holders, the holders of 33 1/3% of such shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

     (b) The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of shareholders at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Minnesota Business Corporation Act or the Corporation's Articles of Incorporation.

     (c) On each matter submitted to vote of the shareholders, each holder of a share shall be entitled to one vote for each such share standing in his name on the books of the Corporation, except as may be otherwise required by the 1940 Act, the Minnesota Business Corporation Act or the Corporation's Articles of Incorporation.

     Section 2.6 Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Articles of Incorporation, shall have one vote for each share of stock registered in his name.

     Section 2.7 Proxy Representation. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the Corporation.

     Section 2.8 Adjourned Meetings. Any meeting of shareholders may, by announcement thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat even though less than a quorum is so present. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.9 Action by Written Consent in Lieu of Meeting of Stockholders. -- See Section 6.4 of these By-Laws.

                                   DIRECTORS

     Section 3.1 Qualifications and Number; Vacancies. Each director shall be a natural person. A director need not be a shareholder, a citizen of, the United States, or a resident of the State of Minnesota..(1)* The number of directors may be increased or,
___________________
(1) *The Board of Directors shall consist of six persons. (Amended by resolution of the Board of Directors adopted on April 20, 1993.)

                                       2